Exhibit 99.1

FOR IMMEDIATE RELEASE
Contacts:
Timothy A. Bonang, Vice President of Investor Relations, or
Carlynn Finn, Senior Manager of Investor Relations
(617) 796-8251
www.tatravelcenters.com

TravelCenters of America LLC Announces Second Quarter 2012 Results

Westlake, OH (August 7, 2012):  TravelCenters of America LLC (NYSE MKT: TA) today announced financial results for the three and six months ended June 30, 2012.

At June 30, 2012, TA’s business included 240 sites, 170 of which were operated under the “TravelCenters of America” or “TA” brand names and 70 of which were operated under the “Petro Stopping Centers” or “Petro” brand name.  TA’s results were:

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(in thousands, except per share amounts)
Revenues	$2,041,507	$2,094,957	$4,036,376	$3,877,071
Net income	$29,852	$21,828	$15,667	$5,256

Net income (loss) per share:
Basic and diluted	$1.04	$1.00	$0.54	$0.26

Supplemental Data:
Total fuel sales volume (gallons)	528,923	529,570	1,041,624	1,030,435
Total fuel revenues	$1,689,007	$1,762,020	$3,372,200	$3,255,306
Fuel gross margin	$96,137	$85,784	$164,583	$146,662

Total nonfuel revenues	$348,743	$329,508	$656,897	$614,886
Nonfuel gross margin	$194,329	$187,163	$365,713	$352,318

EBITDAR (1)	$94,115	$82,937	$143,821	$127,461

(1)             A reconciliation that shows the calculation of earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR, from net income determined in accordance with generally accepted accounting principles, or GAAP, appears in the supplemental data below.

Business Commentary

TA’s net income of $29.9 million for the second quarter of 2012 reflected an improvement of $8.0 million as compared to the net income in the 2011 second quarter.  TA’s results also reflected improvement in EBITDAR, which increased by $11.2 million, or 13.5%, over the 2011 second quarter to $94.1 million in the 2012 second quarter.  TA’s fuel sales volume decreased by 0.6 million gallons, or 0.1%, in the 2012 second quarter compared to the 2011 second quarter.  During the second quarter of 2012, TA experienced a 2.2% decrease in same site fuel sales volume, compared with the second quarter of 2011. TA believes this decrease is a result, in part, of capital projects to replace fuel dispensers and install diesel exhaust fluid dispensers that required TA to take certain fuel dispensers out of service during the 2012 period.  Nonfuel revenues for the 2012 second quarter increased $19.2 million, or 5.8%, above the 2011 second quarter.  Total gross margin increased $17.5 million, or 6.4% in the 2012 second quarter above the 2011 second quarter.  These improved results in the second quarter of 2012 resulted, in large part, from the travel centers acquired or opened since April 1, 2011, increased fuel margin per gallon and increased customer spending for nonfuel products and services in TA’s travel centers.

Capital Expenditures and Liquidity

During the six months ended June 30, 2012, TA made capital investments of $65.1 million for improvements to existing travel centers and $3.3 million to improve eight travel centers TA acquired during 2011.  In March 2012 TA purchased a travel center for $5.6 million and during the three months ended June 30, 2012, TA purchased three additional travel centers for an aggregate of $12.3 million.  During the six months ended June 30, 2012, TA sold to Hospitality Properties Trust, or HPT, $18.1 million of improvements at sites leased from HPT which results in increased rent due to HPT under the lease terms.  During July 2012, TA completed the acquisitions of an additional five travel centers for an aggregate of $22.1 million.

At June 30, 2012, TA had approximately $129.4 million in cash and cash equivalents.  TA also maintains a $200 million revolving secured bank credit facility.  At June 30, 2012, no amounts were outstanding under this facility; however $67.5 million of the facility was used to support letters of credit issued in the ordinary course of TA’s business.

Supplemental Data

In addition to the historical financial results prepared in accordance with GAAP, TA furnishes supplemental data that it believes may help investors better understand TA’s business.  Included in this supplemental data is same site operating data that includes operating data for all of the travel centers that were operated by TA continuously from the beginning to the end of the comparative periods presented.  A presentation of EBITDAR, and a reconciliation that shows the calculation of EBITDAR from net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, also appears in the supplemental data.

Conference Call:

On August 7, 2012, at 10:00 a.m. Eastern Time, TA will host a conference call to discuss its financial results and other activities for the three months ended June 30, 2012.  Following management’s remarks, there will be a question and answer period.

The conference call telephone number is (800) 288-8974.  Participants calling from outside the United States and Canada should dial (612) 332-0634.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available for about a week after the call.  To hear the replay, dial (320) 365-3844.  The replay pass code is 252617.

A live audio webcast of the conference call will also be available in a listen only mode on our web site at www.tatravelcenters.com.  To access the webcast, participants should visit our web site about five minutes before the call.  The archived webcast will be available for replay on our web site for about one week after the call.

The recording and retransmission in any way of TA’s second quarter conference call is strictly prohibited without the prior written consent of TA.

About TravelCenters of America LLC:

TA’s travel centers operate under the “TravelCenters of America”, “TA”, “Petro Stopping Centers” and “Petro” brand names and offer diesel and gasoline fueling, restaurants, truck repair facilities, stores and other services.  TA’s nationwide business includes travel centers located in 41 U.S. states and in Canada.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS.  ALSO, WHENEVER TA USES WORDS SUCH AS ‘‘BELIEVE’’, ‘‘EXPECT’’, ‘‘ANTICIPATE’’, ‘‘INTEND’’, ‘‘PLAN’’, ‘‘ESTIMATE’’ OR SIMILAR EXPRESSIONS, TA IS MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON TA’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  AMONG OTHERS, THE FORWARD LOOKING STATEMENTS WHICH APPEAR IN THIS PRESS RELEASE THAT MAY NOT OCCUR INCLUDE:

•                  THIS PRESS RELEASE STATES THAT THE IMPROVEMENT IN TA’S NET INCOME RESULTED IN LARGE PART FROM THE TRAVEL CENTERS ACQUIRED OR OPENED SINCE APRIL 1, 2011, INCREASED FUEL MARGIN PER GALLON AND INCREASED CUSTOMER SPENDING FOR NONFUEL PRODUCTS AND SERVICES IN TA’S TRAVEL CENTERS.  AN IMPLICATION OF THESE STATEMENTS MAY BE THAT TA WILL BE ABLE TO OPERATE PROFITABLY IN THE FUTURE. IN FACT, THERE ARE MANY FACTORS WHICH WILL IMPACT TA’ S FUTURE OPERATIONS THAT MAY CAUSE TA TO OPERATE UNPROFITABLY IN ANNUAL AND/OR QUARTERLY PERIODS IN ADDITION TO THOSE STATED ITEMS, INCLUDING SOME FACTORS WHICH ARE BEYOND TA’S CONTROL SUCH AS SEASONALITY, THE CONDITION OF THE U.S. ECONOMY GENERALLY, THE FUTURE DEMAND FOR TA’S GOODS AND SERVICES AND COMPETITION IN TA’S BUSINESS;

•                  THIS PRESS RELEASE STATES THAT AT JUNE 30, 2012, TA HAD $129.4 MILLION OF CASH AND CASH EQUIVALENTS, THAT THERE WERE NO AMOUNTS OUTSTANDING UNDER TA’S BANK CREDIT FACILITY ON JUNE 30, 2012, AND THAT DURING THE SIX MONTHS ENDED JUNE 30, 2012, TA RECEIVED $18.1 MILLION FROM HPT FOR SALES TO HPT OF QUALIFYING IMPROVEMENTS UNDER TA’S LEASES WITH HPT.  THESE STATEMENTS MAY IMPLY THAT TA HAS ABUNDANT WORKING CAPITAL LIQUIDITY.  IN FACT, TA’S REGULAR OPERATIONS REQUIRE LARGE AMOUNTS OF WORKING CASH. AS OF JUNE 30, 2012, $67.5 MILLION OF TA’S BANK CREDIT FACILITY WAS USED TO PROVIDE LETTERS OF CREDIT TO TA’S SUPPLIERS, INSURERS AND TAXING AUTHORITIES AND TA HAS COLLATERALIZED ITS BANK FACILITY WITH SUBSTANTIALLY ALL OF TA’S CASH, ACCOUNTS RECEIVABLE, INVENTORIES, EQUIPMENT AND INTANGIBLE ASSETS. IN ADDITION, TA’S BUSINESS REQUIRES IT TO MAKE SIGNIFICANT CAPITAL EXPENDITURES TO MAINTAIN ITS COMPETITIVENESS AND HPT IS NOT OBLIGATED TO PURCHASE THE IMPROVEMENTS TA MAY REQUEST TO SELL TO HPT.  ACCORDINGLY, TA MAY NOT HAVE SUFFICIENT WORKING CAPITAL OR CASH LIQUIDITY; AND

•                  THIS PRESS RELEASE STATES THAT TA HAS A REVOLVING CREDIT FACILITY OF $200 MILLION.  HOWEVER, TA’S BORROWING AND LETTER OF CREDIT AVAILABILITY UNDER THIS FACILITY IS SUBJECT TO TA HAVING QUALIFIED COLLATERAL, INCLUDING ELIGIBLE CASH, ACCOUNTS RECEIVABLE AND INVENTORIES THAT VARY IN AMOUNT FROM TIME TO TIME.  ACCORDINGLY, TA’S BORROWING AVAILABILITY AT ANY TIME MAY BE LESS THAN $200 MILLION; TA HAD $153.2 MILLION OF BORROWING AND LETTER OF CREDITAVAILABILITY UNDER THE CREDIT FACILITY AS OF JUNE 30, 2012, OF WHICH $67.5 MILLION WAS UTILIZED FOR OUTSTANDING LETTERS OF CREDIT.

THESE AND OTHER UNEXPECTED RESULTS MAY BE CAUSED BY VARIOUS FACTORS, SOME OF WHICH ARE BEYOND TA’S CONTROL, INCLUDING:

•                  THE IMPACT OF CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS ON TA AND ITS CUSTOMERS, AND FRANCHISEES;

•                  COMPLIANCE WITH, AND CHANGES TO, FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS, ACCOUNTING RULES, TAX RATES AND SIMILAR MATTERS;

•                  COMPETITION WITHIN THE TRAVEL CENTER INDUSTRY;

•                  FUTURE FUEL PRICE INCREASES, FUEL PRICE VOLATILITY, COMPETITION OR OTHER FACTORS MAY CAUSE TA TO NEED MORE WORKING CAPITAL TO MAINTAIN ITS INVENTORIES AND CARRY ITS ACCOUNTS RECEIVABLE THAN TA NOW EXPECTS;

•                  THE ACQUISITION OF TRAVEL CENTERS MAY SUBJECT TA TO ADDITIONAL OR GREATER RISKS THAN TA’S CONTINUING OPERATIONS, INCLUDING THE ASSUMPTION OF UNKNOWN LIABILITIES;

•                  MOST OF TA’S TRUCKING CUSTOMERS TRANSACT BUSINESS WITH TA BY USE OF FUEL CARDS, WHICH ARE ISSUED BY THIRD PARTY FUEL CARD COMPANIES.  THE FUEL CARD INDUSTRY HAS ONLY A FEW SIGNIFICANT PARTICIPANTS.  FUEL CARD COMPANIES FACILITATE PAYMENTS TO TA, AND CHARGE TA FEES FOR THESE

SERVICES.  COMPETITION, OR LACK THEREOF, AMONG THE FUEL CARD COMPANIES MAY RESULT IN FUTURE INCREASES IN TA’S TRANSACTION FEE EXPENSES OR WORKING CAPITAL REQUIREMENTS, OR BOTH;

•                  IN THE PAST, INCREASES IN FUEL PRICES HAVE REDUCED THE DEMAND FOR THE PRODUCTS AND SERVICES THAT TA SELLS BECAUSE HIGH FUEL PRICES MAY HAVE ENCOURAGED FUEL CONSERVATION, DIRECTED FREIGHT BUSINESS AWAY FROM TRUCKING OR OTHERWISE ADVERSELY AFFECTED THE BUSINESS OF TA’S CUSTOMERS.  FUTURE INCREASES IN FUEL PRICES MAY HAVE SIMILAR AND OTHER ADVERSE EFFECTS ON TA’S BUSINESS AND SOME OF THESE PAST CONSEQUENCES MAY CONTINUE, WHICH MAY ADVERSELY AFFECT TA’S BUSINESS EVEN IF FUEL PRICES DO NOT INCREASE;

•                  TA’S SUPPLIERS MAY BE UNWILLING OR UNABLE TO MAINTAIN TA’S CURRENT TERMS FOR PURCHASES ON CREDIT.  IF TA IS UNABLE TO PURCHASE GOODS ON REASONABLE CREDIT TERMS, TA’S REQUIRED WORKING CAPITAL MAY INCREASE AND TA MAY INCUR MATERIAL LOSSES.  IN TIMES OF RISING FUEL AND NONFUEL PRICES, TA’S SUPPLIERS MAY BE UNWILLING OR UNABLE TO INCREASE THE CREDIT AMOUNTS THEY EXTEND TO TA, WHICH MAY REQUIRE TA TO INCREASE ITS WORKING CAPITAL INVESTMENT.  ALSO, IN LIGHT OF THE RECENT CREDIT MARKET CONDITIONS AND TA’S HISTORICAL OPERATING LOSSES, THE AVAILABILITY AND THE TERMS OF ANY CREDIT TA MAY BE ABLE TO OBTAIN ARE UNCERTAIN;

•                  TA IS CURRENTLY INVOLVED IN SEVERAL LITIGATION MATTERS.  DISCOVERY AND COURT DECISIONS DURING LITIGATION OFTEN HAVE UNANTICIPATED RESULTS.  LITIGATION IS USUALLY EXPENSIVE AND DISTRACTING TO MANAGEMENT.  TA CAN PROVIDE NO ASSURANCE AS TO THE OUTCOME OF ANY OF THE LITIGATION MATTERS IN WHICH IT IS INVOLVED;

•                  ACTS OF TERRORISM, GEOPOLITICAL RISKS, WARS, OUTBREAKS OF SO CALLED PANDEMICS OR OTHER MANMADE OR NATURAL DISASTERS BEYOND TA’S CONTROL MAY ADVERSELY AFFECT TA’S OPERATING RESULTS;

•                  ALTHOUGH TA BELIEVES THAT IT BENEFITS FROM ITS CONTINUING RELATIONSHIPS WITH HPT, REIT MANAGEMENT & RESEARCH LLC, OR RMR, AND THEIR AFFILIATED AND RELATED PERSONS AND ENTITIES, ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH TA’S MANAGING DIRECTORS, HPT, RMR AND AFFILIATED AND RELATED PERSONS AND ENTITIES MAY PRESENT A CONTRARY PERCEPTION OR RESULT IN LITIGATION;

•                  AS A RESULT OF CERTAIN TRADING IN TA’S SHARES DURING 2007, TA EXPERIENCED AN OWNERSHIP CHANGE AS DEFINED BY SECTION 382 OF THE INTERNAL REVENUE CODE, OR THE CODE.  CONSEQUENTLY, TA IS UNABLE TO USE ITS NET OPERATING LOSS GENERATED IN 2007 TO OFFSET ANY FUTURE TAXABLE INCOME.  IF TA EXPERIENCES ADDITIONAL OWNERSHIP CHANGES, AS DEFINED IN THE CODE, ITS NET OPERATING LOSSES GENERATED AFTER 2007 COULD ALSO BE SUBJECT TO USAGE LIMITATIONS; AND

•                  TA’S LIMITED LIABILITY COMPANY AGREEMENT AND BYLAWS AND CERTAIN OF TA’S OTHER AGREEMENTS INCLUDE VARIOUS PROVISIONS WHICH MAY DETER A CHANGE OF CONTROL OF TA AND, AS A RESULT, TA’S SHAREHOLDERS MAY BE UNABLE TO REALIZE A TAKE OVER PREMIUM FOR THEIR SHARES.

TA HAS ACCUMULATED A SIGNIFICANT DEFICIT FROM SEVERAL YEARS OF NET LOSSES SINCE IT BECAME A PUBLICLY OWNED COMPANY IN 2007.  ALTHOUGH TA GENERATED NET INCOME FOR THE YEAR ENDED DECEMBER 31, 2011, AND THE SIX MONTHS ENDED JUNE 30, 2012, AND TA’S PLANS ARE INTENDED TO GENERATE NET INCOME IN FUTURE PERIODS, THERE CAN BE NO ASSURANCE THAT THESE PLANS WILL SUCCEED.

RESULTS THAT DIFFER FROM THOSE STATED OR IMPLIED BY TA’S FORWARD LOOKING STATEMENTS MAY ALSO BE CAUSED BY VARIOUS CHANGES IN TA’S BUSINESS OR MARKET CONDITIONS, AS DESCRIBED MORE FULLY IN TA’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2011, UNDER “WARNING CONCERNING FORWARD LOOKING STATEMENTS,” AND “RISK FACTORS” AND UNDER “WARNING CONCERNING FORWARD LOOKING STATEMENTS” AND ELSEWHERE IN TA’S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 2012.  COPIES OF THAT TA ANNUAL REPORT ARE AVAILABLE, AND COPIES OF THAT TA QUARTERLY REPORT WILL BE AVAILABLE, AT THE WEBSITE OF THE U.S. SECURITIES AND EXCHANGE COMMISSION: WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.  EXCEPT AS REQUIRED BY LAW, TA UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended June 30,
	2012	2011
Revenues:
Fuel	$1,689,007	$1,762,020
Nonfuel	348,743	329,508
Rent and royalties	3,757	3,429
Total revenues	2,041,507	2,094,957

Cost of goods sold (excluding depreciation):
Fuel	1,592,870	1,676,236
Nonfuel	154,414	142,345
Total cost of goods sold (excluding depreciation)	1,747,284	1,818,581

Operating expenses:
Site level operating	176,088	171,183
Selling, general & administrative	24,366	22,206
Real estate rent	49,364	47,827
Depreciation and amortization	12,388	11,007
Total operating expenses	262,206	252,223

Income from operations	32,017	24,153

Equity in income of equity investees	662	396
Acquisition costs	(316)	(446)
Interest income	360	172
Interest expense	(2,482)	(2,216)

Income before income taxes	30,241	22,059
Provision for income taxes	389	231
Net income	$29,852	$21,828

Net income per share:
Basic and diluted	$1.04	$1.00
Weighted average shares outstanding:
Basic and diluted (1)	28,795	21,883

(1)             Includes unvested shares granted under our share award plan.

These financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, to be filed with the Securities and Exchange Commission, including the condensed consolidated financial statements and notes thereto that describe certain revisions to the financial information for the three months ended June 30, 2011 that TA determined are not material.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Six Months Ended June 30,
	2012	2011
Revenues:
Fuel	$3,372,200	$3,255,306
Nonfuel	656,897	614,886
Rent and royalties	7,279	6,879
Total revenues	4,036,376	3,877,071

Cost of goods sold (excluding depreciation):
Fuel	3,207,617	3,108,644
Nonfuel	291,184	262,568
Total cost of goods sold (excluding depreciation)	3,498,801	3,371,212

Operating expenses:
Site level operating	346,225	334,761
Selling, general & administrative	47,533	43,408
Real estate rent	98,879	95,137
Depreciation and amortization	24,230	22,629
Total operating expenses	516,867	495,935

Income from operations	20,708	9,924

Equity in income of equity investees	462	217
Acquisition costs	(458)	(446)
Interest income	582	336
Interest expense	(4,994)	(4,324)

Income before income taxes	16,300	5,707
Provision for income taxes	633	451
Net income	$15,667	$5,256

Net income per share:
Basic and diluted	$0.54	$0.26
Weighted average shares outstanding:
Basic and diluted (1)	28,785	19,960

(1)             Includes unvested shares granted under our share award plan.

These financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, to be filed with the Securities and Exchange Commission, including the condensed consolidated financial statements and notes thereto that describe certain revisions to the financial information for the six months ended June 30, 2011 that TA determined are not material.

TRAVELCENTERS OF AMERICA LLC

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands)

	June 30,	December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$129,386	$118,255
Accounts receivable, net	155,018	130,672
Inventories	165,290	168,267
Other current assets	62,579	67,056
Total current assets	512,273	484,250

Property and equipment, net	523,713	479,943
Intangible assets, net	20,185	21,957
Other noncurrent assets	29,440	30,381
Total assets	$1,085,611	$1,016,531

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$178,276	$149,051
Current HPT Leases Liabilities	26,027	25,073
Other current liabilities	140,528	113,624
Total current liabilities	344,831	287,748

Noncurrent HPT Leases liabilities	358,145	364,369
Other noncurrent liabilities	47,280	45,813
Total liabilities	750,256	697,930

Shareholders’ equity	335,355	318,601
Total liabilities and shareholders’ equity	$1,085,611	$1,016,531

These financial statements should be read in conjunction with TA’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, to be filed with the Securities and Exchange Commission.

TRAVELCENTERS OF AMERICA LLC

CONSOLIDATED SUPPLEMENTAL DATA

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Calculation of EBITDAR:(1)
Net income	$29,852	$21,828	$15,667	$5,256
Add: income taxes	389	231	633	451
Add: depreciation and amortization	12,388	11,007	24,230	22,629
Deduct: interest income	(360)	(172)	(582)	(336)
Add: interest expense(2)	2,482	2,216	4,994	4,324
Add: real estate rent expense(3)	49,364	47,827	98,879	95,137
EBITDAR(1)	$94,115	$82,937	$143,821	$127,461

(1)

TA calculates EBITDAR as earnings before interest, taxes, depreciation, amortization and rent.  TA believes EBITDAR is a useful indication of its operating performance and its ability to pay rent or service debt, make capital expenditures and expand its business.  TA believes that EBITDAR is a meaningful disclosure that may help interested persons to better understand its financial performance, including comparing its performance between periods and to the performance of other companies.  However, EBITDAR as presented may not be comparable to similarly titled amounts calculated by other companies.  This information should not be considered as an alternative to net income, income from continuing operations, operating profit, cash flow from operations or any other operating or liquidity performance measure prescribed by U.S. generally accepted accounting principles, or GAAP.

(2)	Interest expense included the following.

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

HPT rent classified as interest expense	$1,810	$1,921	$3,620	$3,694
Amortization of deferred financing costs	88	71	175	142
Other	584	224	1,199	488
	$2,482	$2,216	$4,994	$4,324

(3)

Real estate rent expense recognized under GAAP differs from TA’s obligation to pay cash for rent under its leases.  Cash paid under real property lease agreements was $54,166 and $51,414 during the three month periods ended June 30, 2012 and 2011, respectively, while the total rent amounts expensed during the three months ended June 30, 2012 and 2011, were $49,364 and $47,827, respectively.  Cash paid under lease agreements was $108,161 and $102,357 during the six month periods ended June 30, 2012 and 2011, respectively, while the total rent amounts expensed during the six months ended June 30, 2012 and 2011, were $98,879 and $95,137, respectively.  GAAP requires recognition of minimum lease payments payable during the lease term in equal amounts on a straight line basis over the lease term.  In addition, under GAAP, a portion of the rent TA pays to HPT is classified as interest expense and a portion of the rent payments to HPT is applied to amortize a sale/leaseback financing obligation.  Also, under GAAP, TA amortizes as a reduction of rent expense the deferred tenant improvement allowance that HPT paid to TA during the four years from 2007 through 2010.  A reconciliation of these amounts is as follows.

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Cash payments to HPT for rent (a)	$51,713	$48,966	$103,314	$97,465
Other cash rental payments	2,453	2,448	4,847	4,892
Total cash payments under real property leases	54,166	51,414	108,161	102,357
Adjustments for:
Accrued estimated percentage rent not yet paid	208	—	208	—
Noncash straight line rent accrual — HPT	(1,013)	421	(1,551)	2,236
Noncash straight line rent accrual — other	54	43	163	95
Interest paid on deferred rent obligation	—	—	—	(1,450)
Amortization of sale/leaseback financing obligation	(549)	(438)	(1,098)	(1,023)
Portion of rent payments classified as interest expense	(1,810)	(1,921)	(3,620)	(3,694)
Amortization of deferred rent obligation	(1,692)	(1,692)	(3,384)	(3,384)
Total amount expensed as rent	$49,364	$47,827	$98,879	$95,137

(a)              Includes the final payment of interest on TA’s deferred rent obligation made in January 2011.

SUPPLEMENTAL SAME SITE OPERATING DATA

The following table presents operating data for all of the travel centers in operation on June 30, 2012, that were operated by TA for the entire periods presented.  This data excludes revenues and expenses that were not generated by TA, such as rents and royalties from franchises, and corporate level selling, general and administrative expenses.

TRAVELCENTERS OF AMERICA LLC

SAME SITE OPERATING DATA(1)

(in thousands, except for number of travel centers and percentage amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2012	2011	Change	2012	2011	Change
Number of company operated travel centers(2)	186	186	—	184	184	—

Total fuel sales volume (gallons)	487,609	498,770	-2.2%	956,863	970,123	-1.4%

Total fuel revenues	$1,561,111	$1,663,110	-6.1%	$3,104,148	$3,069,526	1.1%
Total fuel gross margin	$93,349	$83,921	11.2%	$158,725	$143,885	10.3%

Total nonfuel revenues	$339,981	$326,832	4.0%	$638,215	$608,454	4.9%
Total nonfuel gross margin	$189,783	$185,725	2.2%	$356,046	$348,766	2.1%

Total gross margin	$283,132	$269,646	5.0%	$514,771	$492,651	4.5%
Site level operating expenses	$168,751	$168,139	0.4%	$329,945	$329,156	0.2%
Net site level gross margin in excess of site level operating expense	$114,381	$101,507	12.7%	$184,826	$163,495	13.0%

(1)                             Includes operating data of company operated travel centers only, excluding data of two travel centers TA operates that are owned by a joint venture and the travel centers operated by TA’s franchisees. One company operated site was excluded from the six month same site comparison because it was temporarily closed during part of the period.

(2)                             Includes travel centers that were operated by TA during the entirety of each of the comparable periods presented.

(End)